                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          ELECTRO RENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                            ELECTRO RENT CORPORATION
                            6060 SEPULVEDA BOULEVARD
                        VAN NUYS, CALIFORNIA 91411-2512

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of ELECTRO RENT CORPORATION, a California corporation, will be held on Thursday, October 8, 1998, at 10:00 o'clock A.M., local time, at the principal office of the corporation, 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. At this meeting or any adjournment or adjournments thereof, the Shareholders will:

          1. Elect a Board of eight directors. The names of nominees intended to be presented by management for election are set forth in the Proxy Statement.

          2. Vote to approve the selection of Arthur Andersen LLP as the Company's independent public accountants.

          3. Act upon such other business as may lawfully come before said meeting.

     The Board of Directors has fixed August 10, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at said Annual Meeting, or any adjournment or adjournments thereof. All shareholders are urged to attend the meeting. In order to assure the presence of a quorum, whether you expect to be present personally or not, please sign and mail immediately the enclosed proxy. You have full power to revoke it at any time before it is exercised by giving written notice to the Company.

                                          Steven Markheim, Secretary

DATED: August 21, 1998

                                   IMPORTANT

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING
REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, PLEASE
COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. IF YOU ARE PRESENT AND VOTE AT THE MEETING YOUR SHARES WILL NOT BE VOTED BY THE PROXY.

                            ELECTRO RENT CORPORATION
                            6060 SEPULVEDA BOULEVARD
                        VAN NUYS, CALIFORNIA 91411-2512

                                PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

     The enclosed proxy IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELECTRO RENT CORPORATION (the "Company") in connection with the Annual Meeting of Shareholders to be held on Thursday, October 8, 1998 as stated in the foregoing notice. The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited by mail. The person giving the proxy has the power to revoke it before it is exercised by giving written notice of revocation to the Company.

VOTING SECURITIES

     The Board of Directors of the Company (the "Board") has fixed August 10, 1998 as the Record Date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. The Company has issued and outstanding on the Record Date, 24,416,424(1) shares of Common Stock without par value. Holders of Common Stock have full voting rights, one vote for each share held of record. In the election of directors, shareholders are entitled to cumulate their votes provided the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes.

     If voting for directors is conducted by cumulative voting, the proxy holders will have discretionary authority to cumulate votes among the nominees with respect to whom authority was not withheld or if the proxy was not marked or was marked for all nominees. In any event, the proxies may be voted for less than the entire number of nominees if, in the opinion of the proxy holders, such action is necessary or desirable.

     The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

---------------
(1) The number of shares here and throughout the Proxy Statement is adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend declared April 9, 1998 payable May 12, 1998 to Shareholders of record April 30, 1998.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of the Record Date the holdings of each person who was known to the Company to own of record and beneficially 5% or more of the Company's outstanding Common Stock and by all directors and officers as a group:

                                                                 AMOUNT
                                                              BENEFICIALLY    PERCENT OF
                    NAME AND ADDRESS(1)                          OWNED         CLASS(3)
                    -------------------                       ------------    ----------
Private Capital Management..................................   3,427,250        14.04%
  3003 Tamiami Trail North
  Naples, Florida 33940
Daniel Greenberg............................................   3,297,952(2)     13.57%
T. Rowe Price Associates, Inc...............................   3,011,600        12.33%
  100 East Pratt Street
  Baltimore, Maryland 21202
Phillip Greenberg...........................................   2,342,426         9.59%
Daniel Greenberg and Harold Easton,.........................   1,385,630         5.67%
  Trustees Under the Will of
  Mayer Greenberg, Deceased
Officers and Directors as a Group (15 Persons)..............   3,485,710(4)     17.14%

---------------
(1) The address of each shareholder is 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, unless otherwise set forth.

(2) The 3,297,952 shares do not include (a) 1,385,630 shares in the Mayer Greenberg Trust which Daniel Greenberg has the right to vote as co-trustee of the Trust; (b) 204,178 shares held by the Electro Rent Corporation Employee Stock Ownership Plan (ESOP); and (c) 121,496 shares held by The Greenberg Foundation which Daniel Greenberg has the right to vote.

(3) Any shares which are available under options which are currently exercisable or which will become exercisable by October 8, 1998 have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not deemed outstanding for the purpose of computing the percentage of shares owned by any other person.

(4) Does not include 725,485 shares underlying currently exercisable options held by officers and directors or 416,556 shares held by the ESOP for such officers and directors. Excludes 767,270 shares held by the Trusts under the Will of Louis W. Corwin of which Mr. Weitzman was a trustee until July 30, 1998, at which time he resigned.

ELECTION OF DIRECTORS

     The Board has nominated for election as directors the following eight persons to serve until the next annual meeting of shareholders and until their respective successors are elected and qualify. The proxies will be voted in favor of these nominees unless the contrary is indicated on the proxy. Each of the nominees is now a director of the Company. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

     Each of the incumbent directors except S. Lee Kling was elected by the shareholders at the annual meeting of shareholders held on October 9, 1997.

     The schedule below sets forth with respect to each nominee for election as a director his or her age, the date when he or she first became a director, the number of shares of Common Stock of the Company he or she owned beneficially as of the Record Date, his or her principal occupation and his or her business experience during the past five years.

                                                               DIRECTOR    COMMON SHARES
            NAME AND PRINCIPAL OCCUPATION               AGE     SINCE          OWNED
            -----------------------------               ---    --------    -------------
GERALD D. BARRONE(1)..................................  67       1987            3,000
  Director of Coast Federal Bank
NANCY Y. BEKAVAC(2)...................................  50       1992              400
  President, Scripps College
DANIEL GREENBERG......................................  57       1976        3,297,952(3)
  Chief Executive Officer and Chairman of the Board of
  Directors of the Company for more than five years
JOSEPH J. KEARNS(4)...................................  56       1988            1,766
  Investment Consultant
S. LEE KLING(5).......................................  69       1996            8,000
  Chairman of the Board of Directors of Kling Rechter
  & Co. for more than five years
MICHAEL R. PEEVEY(6)..................................  60       1995              -0-
  President, New Energy Ventures, LLC
WILL RICHESON, JR.(7).................................  74       1989              800
  Consultant
WILLIAM WEITZMAN......................................  59       1974          140,716(8)
  President and Chief Operating Officer of the Company
  for more than five years

---------------
(1) From March 1987 to December 1991 Mr. Barrone was president, chief operating officer and a director of Coast Federal Bank and Coast Savings Financial. He remained a director after his retirement in 1991 until February 1998 when the company was acquired. Prior to January 1987, he was president, chief executive officer and a director of Fidelity Federal Savings and Loan Association and Citadel Holding Corporation.

(2) Ms. Bekavac has been president of Scripps College since 1990. From 1988 to 1990 she was counselor to the president of Dartmouth College.

(3) See "Principal Shareholders."

(4) From 1982 to 1998 Mr. Kearns was vice president and chief financial officer of the J. Paul Getty Trust. He is a trustee of MAS Funds and Southern California Edison Nuclear Decommissioning Trust.

(5) Mr. Kling is a director of Bernard Chaus, Inc., Falcon Products, Inc., Hanover Direct, Inc., Lewis Galoob Toys, Inc., National Beverage Corp. and Top Air Manufacturing Co., Inc.

(6) From 1986 to 1990 Mr. Peevey was executive vice president, Southern California Edison Company. From 1990 to 1993 he was president and a director, Edison International and Southern California Edison Company. From 1993 to 1995 he was an independent energy consultant. Since 1995 he has been president of New Energy Ventures, LLC, a national energy services company. He is a director of Dames and Moore, Group, Inc., Amerigon, Inc. and Ocal, Inc.

(7) From 1985 to 1988 Mr. Richeson was a partner of Riordan, Freeman & Spogli, an investment banking firm. From 1977 to 1985 he was chairman, president and chief executive officer of the corporate finance subsidiary of Security Pacific Corporation.

(8) These shares are held in a revocable family trust.

EXECUTIVE OFFICERS

     The schedule below sets forth the name, age and office or offices of each executive officer of the Company. In each instance the officer holds office at the will of the Board. No executive officer is related by blood, marriage or adoption to any other executive officer, director or nominee for director. Each executive officer has been employed by the Company for more than five years.

                                                                                  HELD OFFICE OR
         NAME           AGE                    OFFICE OR OFFICES                  OFFICES SINCE
         ----           ---                    -----------------                  --------------
Daniel Greenberg......  57     Chairman of the Board of Directors and Chief
                               Executive Officer                                       1979
William Weitzman......  59     President and Chief Operating Officer                   1982
Gary B. Phillips......  46     Senior Vice President                                   1983
Steven Markheim.......  45     Vice President, Administration, and Secretary           1987
Craig R. Jones........  52     Vice President and Chief Financial Officer              1990
Richard E. Bernosky...  42     Vice President, Product Management                      1993
Dennis M. Clark.......  44     Vice President, Sales -- Western Region                 1994
Thomas A. Curtin......  45     Vice President, Sales -- Eastern Region                 1994
Ronald J. Deming......  49     Vice President, Distribution and Technical
                               Services                                                1998

BOARD OF DIRECTORS AND COMMITTEES

     The Board meets quarterly and also takes action as required by unanimous written consent.

     The Board has three standing committees: Audit Committee, Compensation Committee and Stock Option Committee. The members of the three committees are all non-employee directors. The Company does not have a nominating committee.

     Audit Committee. The Audit Committee is responsible for recommending to the Board the engagement of independent public accountants for the Company and reviewing with the independent public accountants the plan and results of the auditing engagement. The Committee also reviews with management and with the Board the scope of the internal audit and any action taken in response to the recommendations of the independent public accountants. The members of the Audit Committee were: Joseph J. Kearns, Chairman, Gerald D. Barrone, Nancy Y. Bekavac, Michael R. Peevey, Will Richeson, Jr. and S. Lee Kling. The Audit Committee met twice during the past fiscal year.

     Compensation Committee. The Compensation Committee reviews the compensation of officers and key employees and recommends to the Board amounts of or changes in compensation including bonuses, stock options and other management incentives. All recommendations of the Compensation Committee are subject to approval and action by the Board. The members of the Compensation Committee were: Will Richeson, Jr., Chairman, Gerald D. Barrone, Nancy Y. Bekavac, Joseph
J. Kearns, Michael R. Peevey and S. Lee Kling. The Compensation Committee met twice during the past fiscal year.

     Stock Option Committee. The Stock Option Committee currently grants options under the Company's 1996 Stock Option Plan. It formerly granted options under the Company's 1990 and 1980 Stock Option Plans. The members of the Stock Option Committee were: Gerald D. Barrone, Chairman, Joseph J. Kearns and S. Lee Kling. The Stock Option Committee met three times during the past fiscal year.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.

     The Company reports that based solely upon a review of prescribed forms furnished to it, no director, officer or 10 percent shareholder of the Company has failed to file on a timely basis the filings called for by Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH MANAGEMENT

     Daniel Greenberg, chairman of the board and chief executive officer of the Company, individually and through a corporation which he controls, rents approximately 3,750 square feet of space in the Company's building at rates comparable to those paid by other third party tenants.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning annual and long-term compensation paid by the Company to its chief executive officer and to each of the other four most highly compensated executive officers (the Named Executive Officers) for their services to the Company and its subsidiaries in all capacities for the fiscal years ended May 31, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                -------------------------------------
                                              ANNUAL COMPENSATION                        AWARDS             PAYOUTS
                                   ------------------------------------------   ------------------------   ----------
                                                                 OTHER          RESTRICTED
                                                          ANNUAL COMPENSATION      STOCK                      LTIP
NAME AND PRINCIPAL POSITION  YEAR  SALARY($)   BONUS($)         ($)(1)          AWARD(S)($)   OPTIONS(#)   PAYOUTS($)
---------------------------  ----  ---------   --------   -------------------   -----------   ----------   ----------
Daniel Greenberg             1998  $355,000    $375,000            0                 0          70,000         0
  Chairman of                1997   340,000     300,000            0                 0               0         0
  the Board and              1996   330,000     300,000            0                 0               0         0
  Chief Executive Officer
William Weitzman             1998  $305,000    $350,000            0                 0          70,000         0
  President and              1997   290,000     275,000            0                 0               0         0
  Chief Operating Officer    1996   280,000     275,000            0                 0               0         0
Gary B. Phillips             1998  $192,500    $190,000            0                 0          40,000         0
  Senior Vice President      1997   185,000     150,000            0                 0          30,000         0
                             1996   173,500     150,000            0                 0               0         0
Steven Markheim              1998  $170,000    $135,000            0                 0          40,000         0
  Vice President             1997   160,000     100,000            0                 0          20,000         0
  and Secretary              1996   145,000      90,000            0                 0               0         0
Craig R. Jones               1998  $135,000    $ 48,000            0                 0          15,000         0
  Vice President             1997   130,000      35,000            0                 0               0         0
  and Chief Financial        1996   125,000      35,000            0                 0               0         0
  Officer


                              ALL OTHER
                             COMPENSATION
NAME AND PRINCIPAL POSITION     ($)(2)
---------------------------  ------------
Daniel Greenberg               $24,593
  Chairman of                   23,925
  the Board and                 22,499
  Chief Executive Officer
William Weitzman               $18,733
  President and                 23,180
  Chief Operating Officer       20,664
Gary B. Phillips               $14,073
  Senior Vice President         13,317
                                10,319
Steven Markheim                $11,084
  Vice President                10,084
  and Secretary                  9,107
Craig R. Jones                 $ 9,512
  Vice President                 9,528
  and Chief Financial            9,042
  Officer

---------------
(1) The value of perquisites and other personal benefits has not been included for fiscal years 1998, 1997 and 1996 since the value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(2) All Other Compensation for fiscal year 1998 includes the following for Messrs. Greenberg, Weitzman, Phillips, Markheim and Jones, (i) Company matching contributions to the 401(k) Savings Plan of $8,192; $8,192; $8,192; $6,965 and $8,192 for each Named Executive Officer, respectively, (ii) Company contributions to the Supplemental Executive Retirement Plan of $12,591; $6,093; $5,165; $3,420 and $247 on behalf of each of the Named
    Executive Officers, respectively, to match a portion of 1998 pretax elective deferral contributions (included under salary) made by each person to such plans, and (iii) Company payments of term life insurance premiums of $3,810; $4,448; $716; $699 and $1,073 on behalf of each of the Named Executive Officers, respectively.

OPTION GRANTS IN LAST FISCAL YEAR.

     The table below shows information regarding grants of stock options made to the Named Executive Officers under the Company's 1996 Stock Option Plan during the fiscal year ended May 31, 1998. The amounts shown for each of the Named Executive Officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full five or ten year term of the options. The amounts of potential realizable values for all shareholders for the corresponding increases in the market value of 24,416,424 outstanding shares of the Company's stock held by all shareholders as of August 10, 1998, at the 5% and 10% assumed annualized rates over a term of 10 years would total approximately $213.1 million and $540.1 million, respectively. No gain for optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and Company stockholdings are dependent on the future performance of the Company's stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS(1)
                              ----------------------------------------------------
                                             PERCENT                                 POTENTIAL REALIZABLE VALUE AT
                                             OF TOTAL                                   ASSUMED ANNUAL RATES OF
                                             OPTIONS                                     STOCK APPRECIATION FOR
                                            GRANTED TO     EXERCISE                          OPTION TERM(1)
                               OPTIONS     EMPLOYEES IN     OR BASE     EXPIRATION   ------------------------------
            NAME              GRANTED(#)   FISCAL YEAR    PRICE($/SH)      DATE         5%($)            10%($)
            ----              ----------   ------------   -----------   ----------   ------------    --------------
Daniel Greenberg............    70,000        15.40%        $15.26       9/16/02       $171,213        $  495,833
William Weitzman............    70,000        15.40%        $13.88       9/16/07       $610,814        $1,547,922
Gary B. Phillips............    40,000         8.80%        $13.88       9/16/07       $349,037        $  884,527
Steven Markheim.............    40,000         8.80%        $13.88       9/16/07       $349,037        $  884,527
Craig R. Jones..............    15,000         3.30%        $13.88       9/16/07       $130,889        $  331,698

---------------
(1) Except for Mr. Greenberg, all stock options are awarded at the fair market value of shares of the Company's stock at the date of award, have a term of ten years, and become exercisable as follows: 25 percent after one year, 50 percent after two years, 75 percent after three years, and 100 percent after four years. Because Mr. Greenberg is a 10% shareholder of the Company, his options are required to be granted at 110% of the fair market value, and the options granted to him may not be exercisable after five years from the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table summarizes for each of the Named Executive Officers the number of stock options exercised during the fiscal year ended May 31, 1998, and the aggregate dollar value realized upon exercise, the total number of unexercised options held at May 31, 1998, and the aggregate dollar value of in-the-money, unexercised options held at May 31, 1998. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 1998, which was $23.84 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; actual gains, if any, on exercise will depend on the value of the Company's stock on the date of exercise. There can be no assurance that these values will be realized.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                              SHARES                            YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
Daniel Greenberg..........    253,038     $3,282,836            0        70,000       $        0      $600,705
William Weitzman..........     26,150     $  297,758      281,250        70,000       $5,888,937      $697,830
Gary B. Phillips..........     40,400     $  848,137      104,306        73,244       $2,022,300      $906,778
Steven Markheim...........     46,000     $1,031,623       75,177        61,323       $1,454,020      $724,607
Craig R. Jones............          0     $        0       52,250        15,000       $1,093,004      $149,535

---------------
(1) In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise or base price of the option.

FIVE YEAR STOCK PERFORMANCE GRAPH

     The graph below reflects a comparison of the cumulative total shareholder return on the Company's common stock with the NASDAQ(US) and the S & P Technology Sector indices, respectively, for the five year period commencing May 31, 1993 through May 31, 1998. The graph assumes that the value of the investment in the Company's common stock and in each index was $100 at May 31, 1993 and all dividends were reinvested. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be necessarily indicative of actual future returns on the Company's common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     VALUE OF $100 INVESTED ON MAY 31, 1993
                           FISCAL YEARS ENDED MAY 31

                                      ELECTRO RENT      S & P TECHNOLOGY      NASDAQ STOCK
                                       CORPORATION           SECTOR            MARKET - US
1993                                       100                 100                 100
1994                                       139                 112                 105
1995                                       220                 162                 125
1996                                       371                 214                 182
1997                                       345                 311                 205
1998                                       715                 388                 261

CEO COMPENSATION

     Daniel Greenberg, CEO of the Company, is employed pursuant to an Executive Employment Agreement with the Company originally entered into in 1986, amended in 1988 and further amended and restated in July 1992. In its present form the Agreement provides for a rolling three year term at a base salary of not less than $300,000 subject to being adjusted annually based upon the consumer price index and may be increased at any time by the Board or its Compensation Committee. It provides that the CEO shall be entitled to receive bonuses and incentive compensation each year in addition to his base salary. In determining the amount of the bonus and incentive compensation the Agreement provides that the Board shall consider all pertinent factors including those specifically enumerated in the Agreement. The Agreement provides that the CEO shall receive employee benefits comparable to those provided to the Company's senior executives, and to certain payments and benefits in the event of the CEO's involuntary termination including such termination following a change of control.

     For the fiscal year ended May 31, 1998 the CEO was paid base salary of $355,000 plus a bonus of $375,000. He received fringe benefits comparable to those received by salaried employees generally, and perquisites which in the aggregate did not exceed 10% of his base compensation and bonus.

     On August 1, 1997 the CEO exercised 161,250 stock options previously granted to him under the Company's 1980 Stock Option Plan, and on October 8, 1997 he exercised 91,788 stock options previously granted to him under the Company's 1990 Stock Option Plan.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following members of the Board served as members of the Compensation Committee during the last completed fiscal year: Will Richeson, Jr., Chairman, Gerald D. Barrone, Nancy Y. Bekavac, Joseph J. Kearns, S. Lee Kling and Michael
R. Peevey.

     No member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries or divisions.

     No member of the Compensation Committee is related to any other member of the Committee, of any member of the Board, or any executive officer of the Company by blood, marriage or adoption.

  COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is compensated for his or her services as a director at the rate of $20,000 per year plus $1,000 for each board meeting which he or she attends and for each meeting of the Compensation and Audit Committee which he or she attends as a member of either or both of said committees.

     Directors who are employees receive no additional compensation for their services as directors.

                      REPORT OF THE COMPENSATION COMMITTEE
                         AND THE STOCK OPTION COMMITTEE

     The Compensation Committee makes recommendations to the Board respecting compensation for the Company's executives including the Chief Executive Officer and the President. It also makes recommenda-tions to the Stock Option Committee respecting the grant of stock options to the executives.

  COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following principles:

     - Compensation should be meaningfully related to the value created for shareholders.

     - Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

     - Short- and long-term compensation play a critical role in attracting and retaining well-qualified executives.

     Executive compensation has consisted of three parts: base compensation, bonuses and stock options.

     In recommending base compensation the Compensation Committee has periodically called upon compensation consultants to submit compensation data from comparable companies. The Committee has recommended bonus awards on an annual basis taking into consideration all relevant factors including the performance of the particular executive and the success of management generally in carrying out the objectives of the Company. For example, during the past fiscal year the Company (a) acquired the Technology Management Services Division of General Electric Capital Corporation, and the Company's personnel worked diligently and extensively in integrating the takeover; and (b) the Company increased net income by 34% and achieved a 21% return on equity. The Committee regarded these efforts as creditable performances on the part of management justifying appropriate bonuses.

  COMPENSATION PROCEDURE

     In the first quarter of each fiscal year the Compensation Committee meets to review executive compensation and to make recommendations for executive bonuses for the fiscal year ended the preceding May 31st and base compensation for the then current fiscal year.

     The Chief Executive Officer and the President give the Compensation Committee a report and recommendation respecting each of the executives other than themselves. They also supply the Compensation Committee with whatever information the Compensation Committee requests concerning their own performance and any other aspects of the Company's operations which might be relevant in fixing or recommending compensation for the Chief Executive Officer and the President. Those two officers absent themselves from the meeting in which their compensation is being fixed or recommended by the Compensation Committee.

     The Compensation Committee makes its recommendations to the Board. The Board fixes the compensation by appropriate resolutions. In most instances the Board follows the recommendations of the Compensation Committee. The Chief Executive Officer and the President, both of whom are members of the Board, do not participate in the Board's consideration of their compensation and absent themselves when their compensation is being considered and voted upon.

  THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT

     In 1986 the Company entered into written Executive Employment Agreements with Daniel Greenberg, the Chief Executive Officer, and with William Weitzman, the President. The Agreements were amended in November 1988 and were further amended and restated in July 1992.

     In their present form the Agreements provide for a three year rolling term at a base salary of not less than $300,000 for the Chief Executive Officer and not less than $250,000 for the President. Base salary is adjusted annually based upon the consumer price index and may be increased at any time by the Board or its Compensation Committee.

     The Agreements provide that the Executive shall be entitled to receive bonuses and incentive compensation each year in addition to his base salary. In determining the amount of such bonus and incentive compensation, consideration is to be given to all pertinent factors including, but not limited to, the following:

        ". . . historic policies and practices, business revenues, business profits, the quality of the Executive's performance and the value of his contributions to the Company, the prevailing compensation levels for comparable executive officers in businesses of size, complexity and/or character similar to those of the Company."

     The Executives are also entitled to receive employee benefits comparable to those provided to its senior executives; and to certain payments and benefits in case of the Executive's involuntary termination including such termination following a change of control.

     No other executive officer of the Company is employed pursuant to a formal written employment agreement.

  STOCK OPTION PLANS

     The Company's current stock option plan is the 1996 Stock Option Plan. Options under the 1990 Stock Option Plan are all granted, and options under the 1980 Plan can no longer be granted since the ten year life of the Plan expired. However, options granted under the 1980 and 1990 Plans which have not expired or been forfeited, are valid and exercisable according to the terms of the respective option grants.

     The 1996 Plan provides for Incentive Stock Options which may only be granted to employees, and for Nonstatutory Stock Options which may be granted to non-employee directors and consultants.

     The Stock Option Committee grants Incentive Stock Options to key employees of the Company, including Company Executives, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and to attract new employees with outstanding qualifications.

     In granting stock options, the Stock Option Committee confers with senior management and with the Compensation Committee.

     During the fiscal year ended May 31, 1998, 70,000 stock options were granted to the Chief Executive Officer. Stock options were also granted to four of the five highest paid executives as follows: William Weitzman, 70,000 options; Gary B. Phillips, 40,000 options; Steven Markheim, 40,000 options; and Craig R. Jones, 15,000 options.

     Directors are granted Nonstatutory Stock Options based upon an amendment to the 1996 Plan adopted November 1, 1996 setting forth a formula pursuant to Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 whereby each non-employee director receives 6,000 options the first year of service and 4,000 options the second year of service.

     The members of the Compensation Committee and the Stock Option Committee are not and have not been employees of the Company and are not related to each other or to any executive officer of the Company by blood, marriage or adoption.

Compensation Committee                 Stock Option Committee
Will Richeson, Jr., Chairman           Gerald D. Barrone, Chairman
Gerald D. Barrone                      Joseph J. Kearns
Nancy Y. Bekavac                       S. Lee Kling
Joseph J. Kearns
S. Lee Kling
Michael R. Peevey

     Under the 1996 Director Option Plan non-employee directors may elect to defer all or a portion of their annual retainer fee (currently $20,000) and receive nonqualified options equivalent to the amount of director's fees deferred divided by 75% of the fair market value per share on the date of grant. Upon exercise of the Options the director pays 25% of the fair market value per share on the date of grant.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board on the recommendation of the Audit Committee has appointed Arthur Andersen LLP to audit the books and records of the Company for the fiscal year beginning June 1, 1998.

     Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement if they wish.

     Notwithstanding the ratification by the shareholders of the appointment of Arthur Andersen LLP, the Board or the Audit Committee may, if the circumstances warrant, appoint other independent public accountants.

     A resolution will be offered at the annual meeting to approve the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH PROPOSAL AND YOUR PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

                        DATE FOR RECEIPT OF SHAREHOLDER
                         PROPOSALS FOR PRESENTATION AT
                              1999 ANNUAL MEETING

     Any proposal which a shareholder wishes to have presented for consideration at the 1999 annual meeting must be received at the Company's principal office, attention: Steven Markheim, Secretary, no later than May 31, 1999.

                                 OTHER MATTERS

     As of the date of this proxy statement the Board does not intend to present, and has not been informed that any other person intends to present, any other matter for action at this meeting. If any other matter properly comes before the meeting, the holders of the proxies will act in each instance in accordance with their best judgment.

     In addition to the solicitation of proxies by mail, certain employees of the Company, without extra remuneration, may solicit proxies. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for the cost of forwarding the material. The cost of solicitation will be borne by the Company.

     Copies of the 1998 annual report of the Company are being mailed to shareholders. Additional copies and additional information, including the annual report (Form 10-K) filed with the Securities and Exchange Commission may be obtained by any shareholder without charge. Requests should be addressed to the Company's principal office, attention: Steven Markheim, Secretary.

                                          By order of the Board of Directors

                                          Steven Markheim
                                          Secretary

Van Nuys, California
August 21, 1998

ELECTRO
RENT
CORPORATION
6060 SEPULVEDA BOULEVARD
VAN NUYS, CALIFORNIA 91411-2512

--------------------------------------------

                 PROXY

                                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                                 OF DIRECTORS.

                                The undersigned hereby appoints Daniel
                                Greenberg, William Weitzman and Joseph J. Kearns as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Electro Rent Corporation held of record by the undersigned on August 10, 1998 at the annual meeting of shareholders to be held on October 8, 1998, or any adjournment thereof.

1. ELECTION OF DIRECTORS                   FOR all nominees listed below                 WITHHOLD AUTHORITY
                                           (except as marked to the                      (to vote for all nominees listed
                                           contrary below)  [ ]                          below)  [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name on the list below.)

                  G. D. Barrone, N. Y. Bekavac, D. Greenberg,
                    J. J. Kearns, S. L. Kling, M. R. Peevey,
                         W. Richeson, Jr., W. Weitzman

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the corporation.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

    This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the eight nominees for directors and for proposals 2 and 3.

    PLEASE SIGN EXACTLY AS NAME APPEARS OF RECORD ON YOUR STOCK CERTIFICATES. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                                        DATED:............, 1998

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                           Signature, if held
                                                                jointly

                                                        When signing as
                                                        attorney, as executor,
                                                        administrator, trustee,
                                                        or guardian, please give
                                                        full title as such. If a
                                                        corporation, please sign
                                                        in full corporate name,
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.